Exhibit 99.1

FOXHOLLOW TECHNOLOGIES REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

REDWOOD CITY, Calif., May 1, 2007—FoxHollow Technologies, Inc. (Nasdaq: FOXH), which manufactures and markets minimally invasive devices for the treatment of peripheral artery disease (PAD), today reported results for the first quarter of fiscal 2007.

For the quarter ended March 31, 2007, the company reported revenues of $49.2 million, a six percent increase over revenues of $46.6 million in the first quarter of 2006. Revenues for the first quarter of 2007 include $41.1 million in product sales and $8.1 million of research collaboration revenues related to the company’s partnership with Merck & Co. Revenues for the first quarter of 2006 include $44.6 million from product sales and $2.1 million of research collaboration.

FoxHollow reported a net loss for the quarter of $713,000, or $0.02 per share, compared to a net loss of $14.6 million, or $0.60 per share, in the first quarter of 2006. The first quarter 2006 net loss includes $14.8 million of non-cash stock-based compensation expense, $11.4 million of which relates to the retirement of the company’s former CEO. The net loss for the first quarter of 2007 includes $3.6 million of stock-based compensation expense.

“FoxHollow made significant progress in several areas during the first quarter,” noted Dr. John Simpson, FoxHollow’s founder and chief executive officer. “We have achieved important milestones in our product expansion strategy, and we welcomed to the company our new heads of sales and marketing and the energy, creativity and expertise they’ve brought with them. We also completed the first full quarter under our expanded collaboration with Merck.”

“From our product pipeline, we launched the SilverHawk SXL—an enhanced offering designed to improve plaque collection and reduce procedure time. We also filed a 510(k) for our NightHawk, which for the first time combines on-board imaging with our existing plaque excision technology,” Dr. Simpson added.

The SXL incorporates new technology that will allow for increased tissue collection capacity and reduce the number of insertions required during each procedure by up to 50 percent. The NightHawk utilizes optical coherence tomography (OCT) technology that is embedded in our plaque excision catheter and allows physicians to visualize the vascular morphology and wall structures within the artery. The company’s initial submission seeks approval to use the NightHawk to assist in catheter positioning.

Guidance for 2007

The company reiterated guidance for 2007 that was provided on February 13. FoxHollow expects revenues in fiscal 2007 will be in the range of $205-$215 million. This includes $173-$183 million in product sales and $32 million in research collaboration revenues. The company expects net income in 2007 of breakeven to $6.0 million and earnings per diluted share of $0.00 to $0.20. Included in these figures are approximately $15 million in non-cash stock-based compensation expense and $1.6 million in amortization of purchased intangible assets.

Conference Call

The company will hold a conference call today at 2 p.m. Pacific Time, (5 p.m. Eastern Time). The teleconference can be accessed via the investor relations section of the company’s website at http://investor.foxhollow.com, or by calling 800-322-9079 (domestic) or 973-582-2717 (international). Please dial in or access the website 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available approximately two hours after the conference call concludes through 12 a.m. Eastern Time, May 15, 2007, by dialing 877-519-4471 (domestic) or 973-341-3080 (international), passcode 8707231. An online archive of the webcast will be available for a minimum of two months by accessing the investor relations portion of the company’s website at http://investor.foxhollowtech.com.

About FoxHollow Technologies

FoxHollow Technologies, Inc. develops and markets minimally invasive devices for the removal of plaque and thrombus for the treatment of peripheral artery disease (PAD). PAD results from plaque that accumulates in the arteries and blocks blood flow in the legs. These blockages can result in severe pain for patients and very limited physical mobility. The company’s SilverHawk Plaque Excision System is a minimally invasive method of removing the obstructive plaque and restoring blood flow to the legs and feet. The company’s Rinspirator thrombectomy system removes thrombus, or blood clots, from occluded arteries in patients suffering from PAD or coronary artery disease (CAD). For more information, please visit our website at http://www.foxhollowtech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding FoxHollow’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the company’s financial guidance for 2007 and expectations regarding future product releases are forward-looking statements involving risks and uncertainties. FoxHollow’s first quarter 2007 financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations, and are subject to risks and uncertainties that could cause actual results to differ from the results predicted and which are included under the caption, “Risk Factors”, in our most recent annual report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 13, 2007 and available on our investor relations website at http://investor.foxhollowtech.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. FoxHollow undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contacts:

Matt Ferguson
Chief Financial Officer
650-421-8449 investorrelations@foxhollowtech.com

Robin Gaffney
Media Relations
650-421-8614 rgaffney@foxhollowtech.com

FOXHOLLOW TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2007	December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$38,929	$59,546
Short-term investments	130,787	107,369
Accounts receivable, net	19,421	19,450
Research collaboration receivable	—	2,826
Inventories	16,508	14,346
Prepaid expenses and other current assets	1,525	2,826

Total current assets	207,170	206,363

Property and equipment, net	9,004	8,328
Intangibles, net	11,720	12,116
Goodwill	19,225	19,186
Other assets	1,138	1,119

Total assets	$248,257	$247,112

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,902	$9,385
Accrued liabilities	12,554	12,000
Deferred revenue, current	32,444	32,444

Total current liabilities	54,900	53,829

Deferred revenue	2,857	5,968
Other liabilities	1,374	1,166

Total liabilities	59,131	60,963

Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	288,579	285,283
Deferred stock-based compensation	(1,462)	(1,866)
Other comprehensive income	28	38
Accumulated deficit	(98,048)	(97,335)

Total stockholders’ equity	189,126	186,149

Total liabilities and stockholders’ equity	$248,257	$247,112

FOXHOLLOW TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended, March 31,
	2007	2006
Revenue:
Product	$41,106	$44,583
Research collaboration	8,111	2,064

Net revenue	49,217	46,647

Costs and expenses:
Product	9,119	11,157
Research collaboration	2,102	1,120
Research and development	6,939	4,091
Selling, general and administrative	33,616	45,516
Amortization of purchased intangible assets	395	—

Total costs and expenses	52,171	61,884

Loss from operations	(2,954)	(15,237)
Interest and other income and expense, net	2,241	599

Net loss	$(713)	$(14,638)

Net loss per common share:
Basic and diluted	$(0.02)	$(0.60)

Weighted-average number of shares used in per common share calculations:
Basic and diluted	29,320	24,304